EXHIBIT 99.2

                                                                                                News Release
                                                                                                Cory T. Walker
October 14, 2008                                                                    Chief Financial Officer
                                                                                                (386) 239-7250

BROWN & BROWN, INC. INADVERTENTLY RELEASES PRELIMINARY
THIRD-QUARTER FINANCIAL RESULTS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced that it inadvertently released certain preliminary incomplete financial data for its third fiscal quarter of the year earlier this afternoon.  Such information was not yet complete and had not been reviewed by the company's audit committee or auditors.  The Company promptly contacted the New York Stock Exchange and requested that trading temporarily be halted until after the issuance of this press release, which request was granted.

The information inadvertently released by the Company stated the Company had third-quarter earnings of $0.29 per share.  Such information is only preliminary and is subject to finalization. The Company anticipates completing its work and discussion with its auditors and audit committee and releasing its actual results as contemplated next Monday, October 20, 2008 after market close.

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to actual third-quarter financial results. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.